Exhibit 99.2

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Investor Presentation

October 2022 I Confidential


Legacy 450

Disclaimer

Please refer to the Disclaimer and the Risk Factors at the end of this Presentation


At Flexjet You Won’t Just Be Flown, You’ll Be Moved
N650FX

Transaction Summary

Today's Presenters



Kenn Ricci
Chairman



Michael Rossi
CFO



Michael Silvestro
Co-CEO



Andrew Collins
Co-CEO

Horizon Acquisition Corp. II ("Horizon")



Todd L. Boehly
CEO, CFO and Chairman

Transaction Highlights

Opportunity	➢ Flexjet is a global leader and a rare asset of scale in the large and fast-growing private aviation sector witnessing long-term secular tailwinds ➢ Proven track record of innovation, growth and profitability with a committed customer base of corporate and high net worth individuals ("HNWIs") backed by long-term subscription-based recurring revenue contracts
Valuation	➢ Pro forma enterprise value of $3.1 billion ➢ Implied EV / '22E Adj. Mgmt. EBITDA multiple of 10.8x ($288 million[1]) ➢ Implied EV / '22E Revenue multiple of 1.4x ($2,296 million)
Capital Structure	➢ Transaction backstopped via an up to $300 million capital commitment from Eldridge Industries ("Eldridge") ($155 million in non-redemption agreements[2] and up to $145 million redemption backstop) ➢ ~$80 million available to redeem the series D-2 preferred stock[3] with remaining cash on balance sheet ➢ Including only $300 million of committed equity, net debt of $488 million (1.7x 22E Adj. Mgmt. EBITDA[1]) – with $370 million of equity available subject to redemption (up to $225 million in excess of backstop) ➢ Substantially all founder shares converted from shares to warrants struck at $10.00 and $15.00 per share[4]
Ownership	➢ Excluding any additional third-party proceeds, existing shareholders (including Eldridge Industries) to maintain 89% ownership in the pro forma combined company ➢ Eldridge Industries is not expected to receive any secondary proceeds as part of this transaction, except for the possible repayment of a small amount of working capital loans, to the extent not converted into private placement warrants

Horizon has identified Flexjet as a unique opportunity to invest in **an industry leader with a leading management team and the scale and breadth of solutions to enable it to continue to capture share in the large and fast-growing private aviation market**

(1) 2022E Adj. Mgmt. EBITDA representative of projected Management 2022E EBITDA adjusted to include impact of Sentient Jet hourly pricing policy changes and normalization of customer credits. Please refer to page 40 for additional information.
(2) Represents 29.5% of the total trust capital.
(3) Eldridge Industries is not expected to receive any secondary proceeds as part of this transaction, except for the possible repayment of a small amount of working capital loans, to the extent not converted into private placement warrants.
(4) Also, to receive 50k shares. Such warrants and shares to be split with existing owners excluding Eldridge Industries.

Horizon Acquisition Corp. II Investment Highlights



Todd L. Boehly

CEO, CFO and Chairman – Horizon Acquisition Corp. II

- Co-Founder, Chairman and CEO of Eldridge Industries
  - Eldridge Industries manages over $50 billion in total assets
  - The firm seeks to build and grow businesses led by proven management teams that have demonstrated leadership and experience to scale an enterprise
  - Eldridge Industries has offices throughout the United States and in London
  - Eldridge Industries and its affiliates employ more than 3,000 people and has made investments in over 70 operating businesses
- Former President of Guggenheim Partners and founded credit business at Guggenheim
- Track record of building, operating and investing in private and public businesses in a variety of market sectors

Select Investments

SCF Stonebriar Commercial Finance, dcp, Variety, Killers, Dodgers, Cirque du Soleil, Epic Games, Cloud9, CAIS, Bruce Springsteen, DraftKings, A24, Synergy, SXSW, Sparks, The Hollywood Reporter, Flexjet, Kennedy Wilson, Cain International, billboard, Chelsea, tripledot, Rolling Stone, VIBE, STASH, Lakers, Waldorf Astoria, Le Pain Quotidien, vividseats, Security Benefit, the Beverly Hilton, Viral Nation

Key Investment Highlights for Horizon

- Talented Management Team
- Aligned Shareholders & Strong Balance Sheet
- Unique Competitive Advantage
- Growth & Profitability
- Strong Market Share Momentum
- Strategic M&A & Partnership Opportunities

Todd Boehly has been an investor and/or board member in Flexjet since 2013, lending his expertise in building and operating successful businesses to support Flexjet's growth as an industry leader

Horizon Acquisition Corp. II Investment Thesis

Elite private aviation platform with brands addressing multiple levels of consumer demand

Significant barriers to entry for competitors due to Flexjet's global aviation infrastructure network

Asset-efficient business model with recurring, contractual cash flow backed by a committed customer base

Strong financial performance and growth profile

Large and fast-growing addressable market driven by significant secular tailwinds

Leading management team with 40+ years of industry experience

Proven Business Model Delivering Strong, Consistent Growth

Revenue
($ in millions)



3-year CAGR 19.7%
$1,339
$1,259
$1,719
$2,296
2019
2020
2021
2022E(4)

Adj. Mgmt. EBITDA(1)
($ in millions)



3-year CAGR 43.8%
$97
$112
$184
$288(2)
2019
2020
2021
2022E(4)

Free Cash Flow(3)
($ in millions)



91%
89%
95%
97%
3-year CAGR 46.9%
$88
$100
$174
$279
2019
2020
2021
2022E(4)
Free Cash Flow Conversion

Unique business model backed by a loyal customer base of corporate and HNWI's with long-term subscription-based recurring revenue contracts

(1) Adj. Mgmt. EBITDA is a non-GAAP financial measure. Please see the EBITDA reconciliation on page 40 for additional information.
(2) 2022E Adj. Mgmt. EBITDA representative of projected Management 2022E EBITDA adjusted to include impact of Sentient Jet hourly pricing policy changes and normalization of customer credits. Please refer to page 40 for additional information.
(3) Free Cash Flow defined as Adj. Mgmt. EBITDA minus maintenance capex. Maintenance capex defined as purchases of property and equipment excluding all aircraft related, business acquisition and new Cleveland headquarters related capex. Free Cash Flow Conversion defined as Free Cash Flow divided by Adj. Mgmt. EBITDA.
(4) 2022E metrics represent forward looking statements. See the Disclaimer for further discussion of our forward-looking statements.

Elite private aviation platform *with leading brands addressing* ***multiple levels of consumer demand...***

Full Aircraft Ownership	Fractional Ownership	Jet Card / Membership	On-Demand	Vertical Lift
Sirio	FLEXJET	SENTIENTJET	FXAIR PRIVATEFLY	HALO

← Typical flying demand profile

...and a ***leading position in a large and growing addressable market while gaining share from its competitor...***

Flexjet vs NetJets Market Share[1]



29.5%
35.7%
Q1-2019
Q4-2021
Flexjet
NetJets

*~**21%** increase in market share in 3 years*

Long-term Secular Tailwinds

- ~40% growth in millionaires in next 5 years[2]
- Increased focus on health, safety and convenience
- Deterioration of commercial airline capacity and networks

FLEXJET



Fleet for a diverse set of mission types, including light to heavy jets



Extensive network of private terminals



Largest controlled maintenance network



State-of-the-art Operations Control Center

*...**with a unique global aviation infrastructure network...***

FLEXJET

Length of Tenure (years)



% of customers
44.6%
20.5%
14.5%
20.4%
< 5
5 to 9
10 to 15
15+

10+ year
Average tenure for 35% of fractional customers

~10,000
Committed contracts

97%
Contract retention rate[3]

...trusted by the world's ***influential and discerning corporates and HNWI's***

(1) WingX data of Flexjet and NetJets flight hours globally of United States registered aircraft (N-Registered Tails) in Q1 2019 and Q4 2021. Flight Options, Sentient Jet, FX Air included in Flexjet WingX total flight hours.
(2) 2021 to 2026 growth rate based on Credit Suisse Global Wealth report dated September 2022.
(3) Representative of Flexjet U.S. customers only.

Asset-Efficient, De-risked Business Model backed by a Committed Customer Base

Contracted Customer Base

Committed Hours / Total Revenue Hours[1]

(Breakdown as of FYE 2022E)

~89% of hours are committed, providing strong visibility


Non-Committed hours 11%
Committed hours 89%

Asset-Efficient Capacity



235+

Controlled fleet largely funded by fractional customers

17

As Directed Managed Aircraft

~1,700

Certified Pool Aircraft



19

Helicopters[3]

Optimized Fleet Utilization

Ownership/ Lease

FLEXJET

Jet Card / Membership

SENTIENTJET

On-Demand Charter

FXAIR

- Customers typically enter 4 - 5-year contracts upon fractional share purchase or fractional lease
- Contracts stipulate access to hours per year
- ~193,000 committed hours by FYE 2022E
- 97% retention rate[2] of Fractional customers

- Low asset intensity and limited balance sheet risk
- Fractional sale customers effectively pay for new aircraft which are operated by Flexjet
- Fractional lease customers pay lease fees to cover holding cost

- Full-suite product offering providing complete market knowledge and data
- Cross-utilization of fleet across offerings to match private aviation demand and optimize profitability
- Fleet availability and digital booking capabilities to expand market reach

(1) Committed hours defined as hours flown under Flexjet Fractional Sale and Lease programs and Sentient Jet Card programs. Non-committed hours defined as on-demand hours flown at PrivateFly and FX Air.
(2) Representative of Flexjet U.S. customers only.
(3) Consists of owned and managed fleet.

As a leading provider of private travel experiences for over 25 years, Flexjet has set the standards in private aviation. By combining the highest levels of service, fanatical attention to detail, proprietary Red Label™ and personalized programs, and a modern high-quality fleet, Flexjet pioneers innovative ways to elevate its passenger's flying experience onboard.

WELCOME TO FLEXJET

Introduction to Flexjet

A Global Leader in Subscription-based Private Aviation

Flexjet has established itself as a leader in the private aviation industry by pioneering innovative flight programs, a unique go-to-market Brand strategy, and exceptional service delivery made possible by taking a long-term approach to relationships, fanatical attention to detail and a focus on commitment to its employees

Flexjet is a global leader in *subscription-based private aviation.*
With approximately 10,000 committed contracts, and multiple innovative offerings, it has captured revenue commitments from some of the most influential individuals and organizations in the world. It has done this with a fleet of over 235 of the newest aircraft, a thriving infrastructure that would be difficult to replicate, and a world-class management team.



Flexjet is a recognized industry leader representing a ***proven asset of scale…***

25+
Years of Operational Excellence

$2,296m
2022E Revenue[1]

$288m
2022E Adj. Mgmt. EBITDA[1][2]

…with a loyal customer base *of some of the most influential individuals and organizations in the world…*

~10,000
Committed contracts

97%
Contract retention rate[3]

10+ year
Average tenure for 35% of fractional customers

… and a thriving infrastructure providing ***an exclusive experience…***

235+
Newest and most luxurious fleet

RED LABEL
Proprietary dedicated crew model

Infrastructure
Of private terminals, lounges and maintenance facilities globally

… led by a ***world-class and invested management team at the forefront of innovation.***

40+ Years
Leadership's industry experience

Innovative offering
FLEXJET FXAIR HALO SENTIENTJET PRIVATEFLY Sirio

Invested
Management team with significant ownership

(1) 2022E metrics represent forward looking statements. See the Disclaimer for further discussion of our forward-looking statements.
(2) 2022E Adj. Mgmt. EBITDA representative of projected Management 2022E EBITDA adjusted to include impact of Sentient Jet hourly pricing policy changes and normalization of customer credits. Please refer to page 40 for additional information.
(3) Representative of Flexjet U.S. customers only.

Private Aviation is at an Inflection Point…

Demand for Private Aviation has increased significantly…

- Increased focus on health, safety and convenience
- Desire for privacy and unique family experiences
- Improved access to a diverse set of product offerings
- Growth in first time fliers – Underpenetrated market with only ~90%[(1)] of people who can afford to fly private doing so pre-COVID

Total Flight Hours[(2)]


(In thousands)
+45.3%
1,308
1,900
2019
2021

…leading to Consolidation in the sector

- The top 5 Operators control 35% of the Private available Commercial Jet Aircraft Fleet
- In 2018, only 2 Operators had Fleets of over 80 Aircraft
- In 2022, 7 Operators have Fleets of over 88 Aircraft

% Private Commercial Fleet Controlled by 5 Largest Operators[(3)]


28.2%
29.0%
32.6%
34.3%
35.1%
2018
2019
2020
2021
2022

(1) McKinsey & Company report dated May 15th, 2020.
(2) WingX data including flight hours globally of United States registered aircraft (N-Registered Tails) for Fractional, Branded Charter and Aircraft Management operators. Excludes Part 91 / Non-Commercial operator flight hours and turboprop aircraft flight hours.
(3) FAA Part 135 Aircraft Listing from OpSpec D085 database for periods December 31, 2018-2021 and August 30, 2022. Only includes twin engine business jet operators with 4 or more aircraft on certificate.

…And This Transaction Enables Flexjet to Capitalize on Growth Opportunities Going Forward

FLEXJET

- **Fleet Size And Product Offerings**
- **Infrastructure**
  - Global Footprint of Facilities
  - European Operations
- **Leadership Experience**
  - Acquisitions and Integration
  - Strategic Initiatives
  - Capital Deployment – ROIC
- **Employee Depth and Commitment**

Opportunities to Accelerate Growth

- **Geographic and Program Expansion**
  - Expand Market Share in an opportunistic environment at an accelerated pace
- **Investment in Large Cabin Fleet**
- **Growth of Fractional Lease Program**
- **Infrastructure Expansion**
- **Opportunistic Recoil from Over Aggressive Strategies**

What Sets Flexjet Apart from its Peers

Non-Replicable Business Model
- Global Footprint
- Large Aircraft Fleet Growing Annually
- Largest Controlled Maintenance Grounded Aircraft Network
- Private Boarding Terminals at Major Departure Hubs
- Proprietary Technology Fully Integrated in a State-of-the-Art Control Center

Innovative and Unique Service Delivery
- Dedicated Crew Model
- World Class Partnerships
- Seamless Vertical Lift Integration
- Proactive and Comprehensive Commitment to Sustainability

RED LABEL

FLEXJET

Proven Flexible Subscription Based Business Model with Consistent Profitability
- Committed Clients with Significant Longevity and Growth
- Full-Suite Revenue Managed Product Platform Designed to Meet All Private Aviation Consumer Demand
- Expanding Market for Private Aviation
- Significant Market Share

Entrepreneurial Culture – Led by a World Class Management Team
- Proactive Approach to Safety – Risk Management
- Industry's Most Experienced Management Team

Non-Replicable Business Model, Infrastructure and Global Footprint

Global Footprint

- ➢ Worldwide Certified Commercial Operator
  - – 3 European certificates
- ➢ ~3,100 Employees / ~1,000 Pilots / ~300 Employees in Europe
- ➢ 14-year Fleet Development
- ➢ 23-year Investment in building out infrastructure and international Aircraft handling
- ➢ 5-year Investment in European infrastructure
- ➢ Multilingual Client Service Center in 6 native languages

Customer Loyalty

- ➢ *Committed customer base and long-term contracts provide significant customer attachment*

Diversified platform offering

- ➢ *Multiple Storefronts with unique Go-to-Market Strategies create Brand Goodwill and Market Presence*


Bozeman, MT
Sentient
Boston, MA
White Plains, NY
Halo
Stratford, CT
Teterboro, NJ
FX Air
New York, NY
Flexjet Ops Center
Cleveland, OH
Van Nuys, CA
Scottsdale, AZ
Flexjet Finance Center
Dallas, TX
Naples, FL
West Palm Beach, FL
Miami, FL
Flexjet
London, UK
Europe Ops Center
Farnborough, UK
Halo
Farnborough, UK
Sirio
Milan, IT
Office Locations
Private Terminals
Private Terminals (Coming soon)









Non-Replicable Business Model, Infrastructure and Global Footprint

Large Aircraft Fleet Growing Annually

Fractional Fleet

235+ Aircraft

- 40 – 50 additional aircraft expected to be added annually – (50+ aircraft expected to be added by FYE 2022)
- Extended Flexible Purchase agreements with priority access to new Production aircraft
- Youngest Fleet of Red Label Aircraft featuring the latest in technology, performance and comfort

Vertical Lift Fleet

19 Helicopters[1]

- Only company in the industry with a Fully Integrated Vertical Lift solution

Fleet		Fleet Count FYE 2022E
Light Jets (Phenom 300)		49
Mid Size (Praetor 500)		44
Super Mid (Challenger 300/350/3500) (Praetor 600)		92
Large (Global) (Gulfstream G450)		32
Long Range (Gulfstream G650)		18
Vertical Lift		19[1]
	Total:	254[2]

Operating Partner Fleet

17 "AS" Directed Aircraft

- Guaranteed exclusive dedicated capacity available through long-term arrangements with third-party operators

Certified Partner Fleet

~1,700 "AS" Needed Aircraft

- Primarily services the on-Demand and Jet Card programs
- Supports the program during high demand periods
- Fully certified and carefully assessed partner fleet represents only 40% of the overall charter market

Multiple fleet sources in order to supply lift for owners across different programs, regions and flying requirements

(1) Consists of owned and managed fleet.
(2) Expected fleet count by FYE 2022.

Non-Replicable Business Model, Infrastructure and Global Footprint

Proprietary Maintenance Facilities Enabling Optimized Fleet Utilization

Best-in-Class Maintenance Facilities

- With multiple heavy-maintenance facilities in the United States, with over 650,000 sq ft of facilities, Flexjet has the largest private aviation maintenance support infrastructure rivaling the largest airlines in the world
- Factory authorized Gulfstream, Bombardier, and Embraer service centers
- **900 total employees** dedicated to maintenance and **450 licensed technicians**
- Capable of generating over **600,000 direct maintenance hours** on an annual basis for both fixed wing and rotorcraft
- Only Company in the space with complete paint, interior and engineering infrastructure

With these unique capabilities, along with a proprietary AOG (Aircraft on Ground) network to handle real-time aircraft issues, Flexjet is not dependent on third-party maintenance and is "self-healing"




Cleveland, OH
Morgantown, WV
White Plains, NY
Teterboro, NJ
Dallas, TX
Sanford, FL
Naples, FL
Milan, IT
MAINTENANCE


N431FX



Flexjet's unique and innovative investment in one of the most robust maintenance infrastructure networks assures consistent and exemplary service and safety, and the integrity of key revenue streams by relentlessly focusing on aircraft dispatch availability

Non-Replicable Business Model, Infrastructure and Global Footprint

Dedicated Grounded Aircraft Network for Real-time Maintenance Services

Grounded Aircraft Network

- **Proprietary network of 20 locations** throughout the United States, providing unparalleled maintenance response times to keep aircraft in the air
- Mobile Teams include dedicated maintenance, avionics and structure technicians **available 24 / 7 across all locations**


Seattle, WA
Bedford, MA
Teterboro, NJ
Chicago, IL
Salt Lake City, UT
Cleveland, OH
Philadelphia, PA
Denver, CO
San Francisco, CA
Las Vegas, NV
Greensboro, NC
Greenville, SC
Van Nuys, CA
Scottsdale, AZ
Atlanta, GA
Dallas, TX
Orlando FL
Sugarland, TX
West Palm Beach, FL
Naples, FL
Dedicated AOG location

*Flexjet's maintenance teams are comprised of **FAA-Certified and factory-trained technicians** to provide the **highest level of service, quality and performance***

- **Capabilities include:**
  - Routine and heavy maintenance
  - Avionics installation / system engineering
  - Cabin interior modification and refurbishment
  - Paint services
  - Engine overhaul
  - Structural damage repair
  - Composite and sheet metal repairs
  - Non-Destructive Testing
  - Parts support / distribution


constant AVIATION

Maintenance



Avionics



Interiors



Engine Overhaul



AOG Mobile Teams



Composite Repairs

Non-Replicable Business Model, Infrastructure and Global Footprint

Exclusive Access to Luxurious Terminals Enhancing the Travel Experience, In the Air and on the Ground

Luxury Private Terminals

- Private Terminals are designed to be a natural extension of a customer's trip, bringing the service, comfort, and privacy of their aircraft to some of the most popular destinations across the world
- Flexjet customers have exclusive access to an extensive network of luxurious terminals located in top markets with the highest concentration of flying activity
  - **8+ easily accessible hubs across the US and Europe**, with more openings in the pipeline
- Each luxurious location features world-class hospitality services, comforts and amenities, including fully equipped lounges, modern conference rooms, and a fully dedicated concierge


Bozeman, MT
White Plains, NY
Cleveland, OH
Teterboro, NJ
Van Nuys, CA
London, UK
Scottsdale, AZ
Dallas, TX
West Palm Beach, FL
Naples, FL
Miami, FL
OPEN
COMING SOON



Private and secure entrances for an additional layer of discretion



On-site concierge services to ensure travel requests are met



Luxurious terminals equipped with state-of-the-art amenities and security systems



Conference rooms with the space, privacy and connectivity to hold business meetings

Non-Replicable Business Model, Infrastructure and Global Footprint

Proprietary Technology Fully Integrated in a State-of-the-Art Control Center

Flexjet leverages proprietary technology and digital infrastructure to unlock revenue channels, create efficiencies and optimize operations



236,000+

Mobile apps downloaded[1]

260,000+

Unique web visitors a month[2]

Digital Booking Enhances Customer Experience

- **Industry's only Text-to-Book trip Scheduling Application**
- **Geofence features enhance customer experience**, e.g., special food menus based on departing cities
- **Proprietary E-Upgrade program offers special** last-minute upgrades, which increase fleet utilization rates and margins
- Over $300 million in Direct-To-Consumer digital transactions through our mobile app and websites in YTD August 2022

Network Optimization Technology

- **Revenue Managed Enhanced Universal Scheduling Platform** enables optimized fleet utilization and is key to **unlocking further economic upside**
- **Centralized Technology platform** across all brands to ensure **best practices** approach and **consistent customer experience**
- **Uniquely Designed Operations Control Center efficiently operates controls for worldwide operations**

(1) Total downloads for all mobile applications across Flexjet brands including Flexjet, Sentient, PrivateFly and FXAIR.
(2) Average monthly traffic of unique users for 2022 across Flexjet brands including Flexjet, Sentient, PrivateFly and FXAIR.

Innovative and Unique Service Delivery

Proprietary Single-Aircraft Crew Model

Ultimate Personalization and Intimate Familiarity Feel

- Non-unionized pilots and crewmembers individually assigned to a single aircraft tail number
- Elevated confidence and awareness onboard of the cherished portfolio of Red Label aircraft closely mirrors the full ownership experience
- Pilots assigned to their own aircraft breeds pride of ownership and 7% increased dispatch availability

Safe and Confident Flying Environment

- Dedicated crew's aircraft familiarity provides the most comfortable and safe operating environment
- In-depth aviator vetting process through a strategic scope of parameters exceeds the traditional Pilot evaluation process

Red Label Selectively-Chosen Aviators

- **Industry's Highest Pay, Benefits Program and self designed work environment attracts only the best and leads to an experienced organization with minimal attrition**
- Organized and evaluated on a team basis leads to comradery, accountability and development of future team leaders



RED LABEL





Flexjet Pilots have the industry's Highest Compensation Program – a desirable career destination for the best pilots

Innovative and Unique Service Delivery

World Class Partnerships

Thoughtful collaborations with Hand-elected partners provide a unique and rewarding experience exclusive to Flexjet customers

- Industry's only Destination Guide that provides fully paid unique experiences at highly desirable exclusive destinations
- Real quantifiable benefits negotiated with partners to provide experiences that are exclusive to Flexjet and its customers
  - Dedicated services in high-end resort destinations, private wine tastings, next generation concierge services, among others
- Access to exclusive curated events that are designed to create unforgettable moments
  - Kentucky Derby, Aspen Snow Polo World Championships, Pebble Beach Concours d`Elegance, Flexjet Forum Speaker Series, Royal Ascot, among others

Hospitality

Baccarat, FAENA, THE CHEDI, CLARIDGE'S, THE JEFFERSON WASHINGTON DC, LANGHAM, THE CONNAUGHT, MAYBOURNE BEVERLY HILLS, Fife Arms HOTEL, KULM HOTEL ST. MORITZ, INIALA, ROSEWOOD

Wineries and Vintners

ALPHA OMEGA, Château d'Yquem, COVERT, CAYMUS VINEYARDS, Far Niente, DARIOUSH, CHAPPELLET, Hamel, STAGLIN FAMILY VINEYARD, TRINITAS CELLARS

Lifestyle

BERETTA, BENTLEY, WORTH AVENUE YACHTS, TONAL, PORTHOS, HOLLAND & HOLLAND LONDON 1835, MASTER & DYNAMIC, ISAIA, Sophienwald

Heath and Wellness

HEALTH NUCLEUS, University Hospitals The Science of Health. The Art of Compassion.

Travel Services

SKYLARK, EmpireCLS, Go Rentals, enterprise, National

Exclusive Curated Events








Innovative and Unique Service Delivery

Seamless Vertical Lift Integration

Only jet fleet operator with integrated, proprietary helicopter program

- Seamless access in three markets; Northeast US, South Florida, London UK
- Bespoke Sikorsky S-76 helicopters, highly differentiated by style and performance

Enhanced value and utility for Flexjet customers

- Complimentary airport transfers for G650 owners
- Preferential pricing for all Flexjet aircraft owners
- Adds helicopter share onto jet solution

Innovative products to enable various usage levels

- 25 hour 1/16th fractional ownership or lease solutions
- 10-hour intro card, and
- On-Demand per-trip charter

Electric Flight eVTOL- preparing for Future of Flight

- OEM partnership with Eve Air Mobility - Collaborating on design of Urban Air Mobility model
- Developing staff and infrastructure to build an eVTOL go-to-market plan





Innovative and Unique Service Delivery

Proactive Commitment to Sustainability









Sustainable Aviation Fuel

- Flexjet has made a commitment for 12% of its fuel to come from SAF by 2030
- Represents a "drop-in" fuel that can be safely introduced without requiring equipment or engine modifications
- Blended with conventional fossil jet fuel to meet the Jet A/A-1 specifications

Verified Carbon Credits

- Partnered with 4AIR, the only rating system focused on comprehensive sustainability in private aviation
- With 4AIR's expertise and assistance, Flexjet's verified credits will support its clean energy projects, offsetting the impact of emissions generated by its aircraft at no additional expense to its customers

Carbon Offset Programs

- Flexjet offsets 100% of the CO_2 emissions from all its US-based aircraft at no additional expense to its customers
- In Europe, Flexjet offsets 300% of both carbon and non-carbon emissions for every flight at no additional cost to its customers, including water vapor, aerosol sulphate and nitrous oxides

Global Projects Supported by Flexjet

- Projects in the Democratic Republic of Congo, Turkey, USA, India and Rawanda
- Seven projects focused on making efficient, renewable energy more accessible
- Two projects focused on forest conservation and management

Flexjet, and its related brands, have successfully achieved carbon-neutral flight operations through its partnership with 4AIR and have offset over 1,810,306 metric tons of CO_2 YTD through June 2022 throughout its U.S. and European operations

Source: Sustainability – Flexjet, Sentient-Jet-ClimateCommitment-Sustainability.pdf.
Note: Data to calculate and verify flight activity is sent to 4AIR. All customer data is anonymized and in accordance with Sentient Jet's privacy policy.

Proven Flexible Subscription Based Business Model with Consistent Profitability

Committed Clients with Significant Longevity and Growth

Client Longevity[1]

(# of clients, End of Period)



1,059
488
345
484
< 5
5 to 9
10 to 15
15+
Length of Tenure (years)

55% of Flexjet customers have been in program 5+years and 35% have been in program 10+ years

Committed Hours / Total Revenue Hours[2]

(In thousands)



88.5%
80.0%
85.9%
89.2%
3-year CAGR 17.3%
134
121
191
216
119
97
164
193
15
24
27
23
2019
2020
2021
2022E (3)
Committed
Non-Committed
% Committed

Long-term commitments by existing customers drives business model resiliency with the ability to flex non-committed hours to fulfill capacity adapting to market conditions

Hours Under Management

(In thousands)



3-year CAGR 12.0%
97
99
128
136
2019
2020
2021
2022E (3)

Hours Under Management primarily reflect number of revenue hours under contract in Flexjet's Fractional Sale and Lease programs

(1) Representative of Flexjet Fractional customers in the U.S and Europe only as of 6/30/2022.
(2) Committed hours defined as hours flown under Flexjet Fractional Sale and Lease programs and Sentient Jet Card programs. Non-committed hours defined as on-demand hours flown at PrivateFly and FX Air.
(3) 2022E metrics represent forward looking statements. See the Disclaimer for further discussion of our forward-looking statements.

Proven Flexible Subscription Based Business Model with Consistent Profitability

Full-Suite Revenue Managed Product Platform Designed to Meet All Private Aviation Consumers

Multi-Storefront model with target Customers by utilizing unique Go-to-Market Strategies to Maintain Margins

Product	Features	Aircraft Specifics
RED LABEL **Fractional Ownership** **Fractional Lease**	Fixed Price Guaranteed Availability on **Red Label Fleet** *Minimum 50hrs/ yr.*	**Red Label Aircraft** **< 10 Years Old** Praetor 500 Challenger 350 Praetor 600 Gulfstream 450 Gulfstream 650
Flexjet Legacy Program **Fractional Ownership** **Fractional Lease**	Fixed Price Guaranteed Availability on **Fractional Fleet** *Minimum 50hrs/ yr.*	
Sentient Jet Card **Replenishable Jet Card**	Fixed Price Guaranteed Availability in **Aircraft Category** *Minimum 25hrs/ yr.*	**Fleet Aircraft – (Non-Red Label)** Phenom 300 Challenger 300 Global
Aviator Card **Ad-hoc On-Demand Charter**	Dynamically Priced Non-Guaranteed Availability in **Aircraft Category** *No Minimum hours*	**Operating Partner Fleet** **As Directed Fleet of Managed Aircraft** **Certified Partner Fleet** **As Needed Fully Certified, Carefully Assed Aircraft**

Fulfillment



FLEXJET
SENTIENTJET
FXAIR
PRIVATEFLY
Level of upfront Cash outlay and Commitment
Flexibility of Demand Fulfillment

Revenue Managed Fleet optimizes Fleet deployment across all Brands

Proven Flexible Subscription Based Business Model with Consistent Profitability

Expanding Market with Growth Opportunities

Large addressable market witnessing significant growth from new entrants accelerated by the COVID-19 pandemic

Prior to the pandemic - "Estimated ~90% of people who can afford to fly privately don't" – McKinsey[1]



Significant potential to capture share from first & business class market
~$373 billion
~$33 billion
$2.3 billion
Flexjet 2022E revenue(2)
U.S. private aviation market(3)
Global first & business class commercial travel(4)

"Private air travel skyrocketed in the pandemic as more travelers, eager to avoid sitting next to a potentially sick passenger or spending a long flight wearing a mask, have made the switch from commercial to charter."

The New York Times

"The popularity of private aviation has been on a slow and steady climb for some time now, but since the start of the COVID-19 pandemic, the industry has seen record growth that few could have predicted. Monthly private flights are up 30% from pre-pandemic levels, and jets now account for a quarter of U.S. flights, double their 2019 share."

FORTUNE

Long-term Secular Tailwinds

- **Strength in global economy and growing affluence**
  - *"Frugal Wealthy" have migrated to Private Aircraft Travel*
  - *The number of millionaires globally is expected to increase by ~40% over the next 5 years[5]*
- **Increased desire for safe and convenient travel**
  - *Pandemic-induced concerns for health and safety driving new entrants to private aviation*
  - *Preference for private travel experience*
- **Disruption in commercial aviation**
  - *Deterioration of commercial airline capacity and routes / networks, reliability and overall inconvenience*

U.S. business jet activity was 10% higher in 2021 versus 2019

(U.S. Business Jet Departures)



+2%
+6%
-26%
+49%
1,971,605
2,020,211
2,141,175
1,574,523
2,349,605
2017
2018
2019
2020
2021

(1) McKinsey & Company report dated May 15th, 2020.
(2) 2022E metrics represent forward looking statements. See the Disclaimer for further discussion of our forward-looking statements.
(3) Total addressable market consists of the U.S. passenger charter market, fractional ownership market and whole aircraft ownership market. U.S. passenger charter market per IBIS; U.S. fractional ownership market per Magna research; U.S. whole aircraft ownership market based on GAMA global turboprop and turbojet delivery value, assuming 69% applied to U.S. and 80% for Part 91 per Wall Street Research and Gama.
(4) Based on IATA 2022 projected global commercial airline passenger revenue and PWC estimate of 75% of passenger revenues from business corporate travelers.
(5) 2021 to 2026 growth rate based on Credit Suisse Global Wealth report dated September 2022.

Proven Flexible Subscription Based Business Model with Consistent Profitability

Significant Market Share

Estimated Share of Flight Hours (2021)(1)



Other Market
45.6%
NetJets
25.0%
Flexjet
14.4%
Vista
6.5%
Wheels Up(2)
5.9%
flyExclusive
2.5%

Flexjet vs NetJets Market Share



70.5%
67.8%
61.6%
62.3%
63.5%
64.3%
55.3%
NetJets 3 yr Growth (8.7%)
44.7%
Flexjet 3 yr Growth +21.0%
38.4%
36.2%
35.7%
29.5%
31.1%
32.2%
Q1 19
Q2 19
Q3 19
Q4 19
Q1 20
Q2 20
Q3 20
Q4 20
Q1 21
Q2 21
Q3 21
Q4 21

Flexjet is well positioned to profitably capture new demand from the rapidly consolidating private aviation market

Source: WingX.

(1) Includes flight hours globally of United States registered aircraft (N-Registered Tails) for Fractional, Branded Charter and Aircraft Management operators. Excludes Part 91 / Non-Commercial operator flight hours and turboprop aircraft flight hours. Flight Options, Sentient Jet, FX Air included in Flexjet WingX total flight hours and removed from Other Market

(2) Wheels Up estimates reflect jet data only, excluding turboprop flight hours.

Entrepreneurial Culture – Led by a World Class Management Team

Proactive Approach to Safety

+2 million flight hours

+1.5 million flight legs

+10,000 hours on average captain flight time

Thoughtful Strategy Surrounds Hiring the Most Qualified Pilots

- Dedicated Pilot Recruiting Department and Website
- Hired to profile of most successful Flexjet Pilots
- Leading career compensation can demand the most stringent hiring standards



Dedicated Specific Aircraft Crewing Facilitates Aircraft Familiarity

- Eases transitions and Creates Comfortable Cockpit Environment
- Easy to Manage Work groups that perform as a team

Average Flight Hour Experience of New Hires
3,486 Flight Hours

Company	Requirement	Pilot Certification
Flexjet	1,500 Hours	* Unrestricted ATP
NetJets	1,250 Hours	Restricted ATP
Wheels Up	1,200 Hours	Commercial
XO	1,500 Hours	Commercial

*Unrestricted ATP – Must have 1,500 hrs. and be 23 years old

Flight Data Monitoring Program Provides Flexjet a Pro-Active Method of Safety Management

- Quick Access Recorders (QARs) provide the added ability to receive data and place it into the hands of Flexjet' s safety data analysts instantaneously
- These wireless QARs capture 1,000's of data points every second and provides Flexjet the ability to continuously analyze and identify hazards associated with particular runways, airports, airspace, aircraft, policy/procedures and then work to develop and implement effective controls to mitigate those associated risks
- Flexjet has the largest and broadest implementation of these devices on its aircraft with more than 125 units deployed to date

36% of Flexjet Pilots have been with the company more than 15 years

Globally Awarded Standards of Aviation Safety

FAA Diamond Award of Excellence
Record-setting 22 consecutive times

Argus Platinum rating – 11 consecutive times since 2002
Unmatched and the most of any operator in the entire industry

Level 2 IS-BAO Certified
Global Benchmark of Safety Excellence

Industry Audit Standard (IAS) Certification
World's first to earn IAS Safety Rating

Entrepreneurial Culture – Led by a World Class Management Team

Industry's Most Experienced Leadership Team



Kenn Ricci
Chairman

- 42 years of industry experience
- Ernst & Young Entrepreneur of the Year
- Harvard Business School's Dively Entrepreneurship Award
- Inducted as a Living Legend of Aviation
- Served as Governor Bill Clinton's personal transport pilot when he ran for president in 1992
- Graduate of the University of Notre Dame and currently serves as a Trustee
- Law Degree from the Cleveland-Marshall Law School, where he was named distinguished alumni of the year in 2016



Mike Rossi
Chief Financial Officer

- 40 years of industry experience
- Extensive industry experience includes jet fractional ownership, jet card programs, fixed-base operations, maintenance facilities, management of aircraft, and buying and selling of corporate aircraft
- Served as CFO of Mercury Air Centers, where he was instrumental in increasing EBITDA by over 200% through acquisitions and operating efficiencies
- Graduate of John Carroll University

40+ Years	Entrepreneurial	Invested
Leadership's industry experience	Aviation business founders and innovators	Significant ownership

- History of investing and operating in private aviation has resulted in a strong understanding of the Company's end markets
- Business acumen and industry knowledge driven by management's passion for aviation and experience as pilots
- Management's knowledge and experience has been institutionalized to create best practices that are now inherent to the business itself and viewed as "tribal knowledge"
- Management has thrived and innovated through multiple cycles, including the contraction in private aviation demand during the global financial crisis and COVID-19 Pandemic

Significant Industry Experience

DIRECTIONAL | SIMCOM Aviation Training | nextant aerospace //REIMAGINED //REBUILT //REBORN

FLEXJET | flightOptions | MERCURY AIR CENTERS



Valuation & Transaction Overview

Framing the Flexjet Peer Set

	Luxury Consumer Brands	High-End Membership Travel	Asset-light Logistics	Subscription Models / Shared Economy
Representative Peers	Hermès, LVMH, Ferrari, Brunello Cucinelli, Kering	Vail Resorts, Marriott Vacations Worldwide	DSV, C.H. Robinson, Expeditors, Landstar	Netflix, Uber, Airbnb
Considerations	➢ Similar target market ➢ Strong pricing power ➢ Brand value importance ➢ Not contractual customer base	➢ Similar target market ➢ Membership based travel focused business models ➢ Established businesses with long-term track record	➢ Network-based business models with scale ➢ Asset-light business model ➢ Experiencing tailwinds from the Pandemic ➢ Move freight versus individuals	➢ Subscription / recurring revenue business models ➢ Disruptive technologies ➢ High growth platforms ➢ Similar shared economy models
Valuation (peer median)[1]	➢ 2022E EBITDA multiple: 14.7x ➢ 2023E EBITDA multiple: 13.4x	➢ 2022E EBITDA multiple: 11.3x ➢ 2023E EBITDA multiple: 10.0x	➢ 2022E EBITDA multiple: 9.0x ➢ 2023E EBITDA multiple: 11.5x	➢ 2022E EBITDA multiple: 21.3x ➢ 2023E EBITDA multiple: 19.1x

Note: This presentation does not mean to imply actual comparability in many respects.
(1) Public company filings and broker estimates from FactSet as of 10/4/2022.

Flexjet Operates a Significantly Different Business Model Than Wheels UP

		FLEXJET	Key Takeaways	WHEELS UP
Scale / Profitability	**'22E Revenue**	$2,296 million	*Flexjet has a proven business model backed by subscription-based customers*	$1,532 million
	'22E Gross Profit Margin	20.2%	*Flexjet's controlled captive capacity and optimized network enable efficient operations*	2.5%
	'21A SG&A % of Revenue	9.5%	*Flexjet's powerful brand and high customer retention rates lead to cost efficiencies*	16.2%
	'22E EBITDA	$288 million[1]	*Flexjet's scale, powerful unit economics and operational efficiencies drive strong profitability*	($181) million
	'22E EBITDA margin	12.5%[1]		(11.8%)
Business model	**Customer Base**	Primarily aircraft owners ➔ *50-200+ hours / year*	*Flexjet's customers are frequent users of private aviation*	Ad-Hoc Fliers ➔ *<25 hours / year*[4]
	Revenue Model	Highly recurring subscription-based revenue	*Flexjet's revenue is highly recurring in nature*	Primarily hourly flight revenue
	Fleet[2] ➔ Mix[3]	235 ➔ 21% / 19% / 39% / 21%	*Flexjet's fleet includes large profitable aircraft suited for various mission types*	200+ ➔ 47% / 16% / 9% / 27% / 2%

Turboprop ■ Light ■ Mid ■ Super-Mid ■ Large

Source: Public company filings and broker estimates from FactSet as of 10/4/2022.
Note: Fleet size based on owned and leased fleet.
(1) 2022E Adj. Mgmt. EBITDA representative of projected Management 2022E EBITDA adjusted to include impact of Sentient Jet hourly pricing policy changes and normalization of customer credits. Please refer to page 40 for additional information.
(2) Flexjet fleet size expected by FYE 2022. Wheels UP fleet size as of June 30, 2022.
(3) Flexjet fleet mix expected by FYE 2022. Wheels UP fleet mix as of December 31, 2021.
(4) Assumes $75,000 spend per customer and price per hour for King Airs 350i as of June 1, 2022, of $5,195 excluding fuel surcharge carbon offset and FET.

Financial Benchmarking

2020 – 2022E Revenue CAGR



Luxury Consumer Brands Median: 25.5%
High End Membership Travel Median: 22.2%
Asset-light Logistics Median: 33.8%
Subscription Models / Shared Economy Median: 56.7%
35.0% (1)
31.8%
31.1%
25.5%
24.5%
7.9%
26.7%
17.6%
42.1%
34.7%
32.8%
27.3%
68.2%
56.7%
12.7%
FLEXJET
LVMH
HERMES PARIS
KERING
DSV
Expeditors
C.H. ROBINSON
Uber
airbnb
NETFLIX

2022E EBITDA Margin



Luxury Consumer Brands Median: 35.3%
High End Membership Travel Median: 26.2%
Asset-light Logistics Median: 9.5%
Subscription Models / Shared Economy Median: 20.0%
12.5% (1)(2)
44.7%
35.7%
35.3%
33.9%
28.6%
32.4%
20.0%
10.9%
10.6%
8.4%
6.2%
32.7%
20.0%
4.9%
FLEXJET
HERMES PARIS
KERING
LVMH
DSV
Expeditors
C.H. ROBINSON
airbnb
NETFLIX
Uber

Source: Public company filings and broker estimates from FactSet as of 10/4/2022.

Note: 2020 and 2021 revenue for peer group based on publicly filed audited financials. 2022E revenue, EBITDA and EBITDA margin for peer group based on broker estimates. 2020 and 2021 revenue for Flexjet based on audited financials. EBITDA and EBITDA margin for Flexjet based on Adj. Management EBITDA and 2022 projected revenue.

(1) 2022E metrics represent forward looking statements. See the Disclaimer for further discussion of our forward-looking statements.

(2) 2022E Adj. Mgmt. EBITDA representative of projected Management 2022E EBITDA adjusted to include impact of Sentient Jet hourly pricing policy changes and normalization of customer credits. Please refer to page 40 for additional information.

Valuation Benchmarking

EV / 2022E EBITDA



Luxury Consumer Brands Median : 14.7x
High End Membership Travel Median: 11.3x
Asset-light logistics Median: 9.0x
Subscription Models / Shared Economy Median: 21.3x
10.8x (1)(2)
27.4x
21.3x
14.7x
13.8x
8.2x
12.5x
10.0x
9.3x
9.1x
8.9x
6.9x
24.3x
18.3x
NM

EV / 2023E EBITDA



Luxury Consumer Brands Median : 13.4x
High End Membership Travel Median: 10.0x
Asset-light logistics Median: 11.5x
Subscription Models / Shared Economy Median: 19.1x
24.7x
18.1x
13.4x
12.7x
7.6x
11.5x
8.5x
12.0x
11.8x
11.1x
9.6x
21.2x
19.1x
16.3x

Source: Public company filings and Broker Estimates from FactSet as of 10/4/2022.
(1) 2022E metrics represent forward looking statements. See the Disclaimer for further discussion of our forward-looking statements.
(2) 2022E Adj. Mgmt. EBITDA representative of projected Management 2022E EBITDA adjusted to include impact of Sentient Jet hourly pricing policy changes and normalization of customer credits. Please refer to page 40 for additional information.

Illustrative Transaction Overview

Only Committed Proceeds

Sources & Uses

($ in millions) Sources	Amount	%
Committed Cash from Trust Account[1]	$155	6%
Horizon Sponsor Backstop Commitment / Trust[2]	$145	5%
Equity Rollover	2,326	89%
Total Sources	**$2,626**	**100%**

Up to $370 million of proceeds available from trust subject to redemption – proceeds to be held on balance sheet of the pro forma company

($ in millions) Uses	Amount	%
Cash to Redeem Series D-2 Preferred Stock	$80	3%
Cash to Balance Sheet	174	7%
Equity Rollover	2,326	89%
Transaction Fees & Expenses	46	1%
Total Uses	**$2,626**	**100%**

Pro Forma Valuation

($ in millions) Particulars	Amount
Pro Forma Shares Outstanding	262.6
Share Price	$10.00
Pro Forma Equity Value	**$2,626**
(+) Pro Forma Net Debt / (Cash)[3]	$488
Pro Forma Enterprise Value	**$3,114**
Pro Forma Enterprise Value / '22E Adj. Mgmt. EBITDA ($288 million[4])	10.8x
Pro Forma Net Debt / '22E Adj. Mgmt. EBITDA ($288 million[4])	1.7x

Pro Forma Ownership Split



Horizon Backstop 5%
Horizon Non-Redemption Agreement 6%
Existing Shareholders(6) 89%

Substantially all founder shares (13.1 million) converted into warrants split 50% / 50% with Directional Aviation | 20.0 million warrants struck at $10.00 and 20.0 million warrants struck at $15.00 (all with a ten-year term)[5]

Note: Excludes impact of 12.3 million warrants held by public and 11.4 million warrants held by sponsor struck at $11.50. Also excludes two tranches of 20.0 million warrants each held by the sponsor (50%) and Directional Aviation (50%) struck at $10.00 and $15.00 with a ten-year term. Excludes cash from trust in excess of the Horizon Sponsor Backstop Commitment.

(1) Horizon Sponsor to execute a non redemption agreement in respect of its $155 million investment in Horizon's IPO (29.5% of total).

(2) In exchange for the commitment, Eldridge Industries will be paid a backstop fee in an amount equal to 3% of such commitment. Represents minimum proceeds inclusive of sponsor backstop of up to $145 million.

(3) Based on Q2 2022. Pro forma gross debt of $749 million and cash of $261 million.

(4) 2022E Adj. Mgmt. EBITDA representative of projected Management 2022E EBITDA adjusted to include impact of Sentient Jet hourly pricing policy changes and normalization of customer credits. Please refer to page 40 for additional information.

(5) Will also receive a nominal number of shares (50k) in order to ensure a tax-free exchange.

(6) Includes Eldridge Industries, which is an existing investor in Flexjet and an affiliate of Horizon's sponsor.



Appendix

Leading Operators with Extensive Experience in Private Aviation

Michael Silvestro
Co-CEO
22+ years of experience
FLEXJET

Andrew Collins
Co-CEO
18+ years of experience
FLEXJET

Sal Valentino
VP, Maintenance
45+ years of experience
FLEXJET

Joe Salata
SVP, Flight & Pilots
43+ years of experience
FLEXJET

Lou Ann Brookshire
VP, Accounting
38+ years of experience
FLEXJET

Charles Starkowsky
Chief Safety Officer
34+ years of experience
FLEXJET

Debra Perelman
General Counsel
34+ years of experience
FLEXJET

Eli Flint
President, Halo
32+ years of experience
HALO

Matt Doyle
Managing Partner, FX Solutions
31+ years of experience
FX SOLUTIONS

Gregg Slow
President, FXAIR
29+ years of experience
FXAIR

D.J. Hanlon
VP, U.S. Sales
24+ years of experience
FLEXJET

Jay Heublein
President, Maintenance
23+ years of experience
FLEXJET

Megan Wolf
Chief Experience Officer
23+ years of experience
FLEXJET

Christopher Bero
Chief Marketing Officer
23+ years of experience
FLEXJET

Ben Watts
Chief Operating Officer, Flexjet EU
22+ years of experience
FLEXJET

Alan Walsh
SVP, Owner Relations
22+ years of experience
FLEXJET

Durga Nagalla
Chief Technology Officer
22+ years of experience
FLEXJET

Robert Sullivan
Chief Administrative Officer
21+ years of experience
FLEXJET

Marine Eugene
Managing Director Flexjet Intl. / PrivateFly
20+ years of experience
PRIVATEFLY FLEXJET

Kevin Dillon
SVP, Maintenance
19+ years of experience
FLEXJET

Scott Lyon
Chief Accounting Officer
16+ years of experience
FLEXJET

Frank Rossi
VP, FP&A
14+ years of experience
FLEXJET

An Established Platform in Industry Innovation to Meet Evolving Customer Demands in the Ever-Changing Private Aviation Space

- Backed by aviation entrepreneurs Kenn Ricci and Mike Rossi and the Flexjet team with 40+ years of experience in the industry, the family of brands represents a differentiated offering with the strongest reputation across private aviation
- Strong focus on customer needs has resulted in an industry-leading operation
  - Culture of service excellence, operational efficiency and safety permeates across the entire portfolio of brands, creating a strongly positioned private aviation platform in the space

- **2008 / 2009:** Directional Aviation and partners invest in Flight Options, ultimately taking majority control from HIG Capital

- **2012:** Directional Aviation acquires Sentient Jet, an asset-light Jet card provider, from Macquarie, further diversifying the Company's "storefront" offerings

SENTIENTJET

- **2013:** Directional Aviation acquires Flexjet from Bombardier for $185 million, ushering in the formation of Flexjet

FLEXJET

- **2015:** Introduces Red Label offering which features the youngest fleet in the industry, artisan custom interiors and crews dedicated to a single aircraft

FLEXJET RED LABEL

- **2015:** Investment from institutional investor Eldridge Industries supports growth

- **2016:** Flexjet launches operations in Europe through the acquisition of Flairjet Limited, a UK based aircraft management company
- **2016:** Opened first Flexjet-exclusive private terminal in Naples, Florida

Year: 2009 | 2010 | 2011 | 2012 | 2013 | 2014 | 2015 | 2016 | 2017 | 2018 | 2019 | 2020 | 2021 | 2022

- **2017:** Opened White Plains, NY exclusive private terminal and Palm Beach, Florida private airport lounge
- **2017:** Flexjet further invests into large cabin program with arrival of Gulfstream G650 to fleet, and launched new brand campaign to highlight extraordinary relationship between pilot and passenger
- **2018:** OneSky becomes the first aviation provider to remove a sitting pilot union through decertification

- **2018:** Flexjet furthers reach into Europe through Italian aircraft management company Sirio and UK technology driven private jet charter broker PrivateFly

SIRIO PRIVATEFLY

- **2019:** Flexjet announces $1.4 billion order from Embraer Executive Jets including Phenom 300s, Praetor 500s and Praetor 600s
- Flexjet House opens in London's Mayfair district

- **2020**: Established FXAIR, an on-demand charter company to further add to the Company's program offering to a key segment of private aviation flyers
- **2020:** Flexjet launches Project Lift to ferry US-based flight crews to and from their assignments. Additionally, Flexjet takes delivery of its first Praetor 600, a flagship aircraft in the EU fleet
- **2021:** Flexjet acquires helicopter operators AAG in the U.S. & Halo Aviation in the UK. Order announced for 200 Eve eVTOL Urban Air Mobility Vehicles. Achieves second European Air Operator Certificate in Malta

- Launch of Gulfstream G650 program in Europe

Adjusted Management EBITDA Reconciliation

($mm)	FY2019	FY2020	FY2021
Net Income	($7.9)	$66.2	$52.9
Interest	32.1	41.8	40.7
Taxes	(0.1)	14.9	17.6
Depreciation & Amortization	150.5	165.0	120.0
Statutory EBITDA	**$174.6**	**$287.9**	**$231.2**
Adjustments:			
1 Loss / Gain on Aircraft Sale	3.8	(7.0)	2.2
2 Management Fee	3.0	3.0	0.8
3 Other Expense / (Income)	5.9	(76.1)	(84.4)
4 Fractional Share Margin Adjustment per Credit Agreement	(98.2)	(104.3)	(15.1)
5 Sale Leaseback Adjustment per Credit Agreement	7.6	9.0	10.7
Management EBITDA	**$96.7**	**$112.4**	**$145.4**
Adjustments:			
6 Sentient Jet Pricing Policy Adjustment			29.9
7 Customer Concessions Adjustment			8.6
Adjusted Management EBITDA:	**$96.7**	**$112.4**	**$183.9**

Commentary

- Management financials as presented include certain differences versus GAAP audited financials in order to most accurately present the financial performance of the business in each period and represents the financial performance as defined in its credit agreement

1. Adjustment for non-recurring items from gain / loss on aircraft sales
2. Adjustment for management fees to investors such as Directional Aviation and Resilience which ended in March 2021
3. Primarily consists of Payroll Support Programs received from the CARES Act to support the wages of employees including crew / pilots
4. Management accounts for the revenue and costs of fractional shares at the time of the transaction. However, due to the long-term contractual nature of the performance obligations under the fractional share sale contract, accounting policy requires the amortization of revenue over the life of the contract
5. GAAP excludes sale-leaseback revenue and costs associated with aircraft sales to a third-party leasing company, which are subsequently leased back into Flexjet
6. Adjustment to reflect change in hourly rate pricing policy, primarily fuel surcharge formula, at Sentient Jet implemented in May 2022
7. Adjustment for higher-than-normal customer credits which were issued due to aircraft availability disruptions since mid-2021. Adjusted to reflect normalized customer concessions.

Disclaimer

This presentation (this "Presentation") is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the "Business Combination") between Horizon Acquisition Corporation II (the "SPAC" or "Horizon") and Epic Aero, Inc. ("Flexjet" or the "Company"). The information contained herein does not purport to be all-inclusive and none of the SPAC, the Company, Eldridge Industries, LLC ("Eldridge"), nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. The reader shall not rely upon any statement, representation or warranty made by any other person, firm or corporation in making its investment or decision to invest in the SPAC, the Company or the combined company. Statements contained herein are made as of the date of this Presentation unless stated otherwise, and neither this Presentation, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available, or changes contained herein occurring after the date hereof. None of the SPAC, the Company, Eldridge, nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives, shall be liable to the reader for any information set forth herein or any action taken or not taken by any reader, including any investment in the SPAC, the Company or the combined company.

The information contained in this Presentation, including financial information, has not been finalized and is subject to change. Certain information contained in this Presentation relates to or is based on studies, publicly available information, industry and general publications and research, surveys and the Company's own internal estimates and research. You are cautioned not to give undue weight to such estimates. In addition, all of the market data included in this Presentation involves a number of assumptions, limitations, projections and estimates of our future performance and the future performance of the markets in which the Company operates. Such market data is necessarily subject to a high degree of uncertainty and risk and there can be no guarantee as to the accuracy or reliability of such assumptions. Industry publications and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Neither the Company nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this Presentation. Finally, while the Company believes its internal research is reliable, such research has not been verified by any independent source. This meeting and any information communicated at this meeting, including this Presentation, are strictly confidential and should not be discussed outside your organization.

Forward-Looking Statements. Certain statements in this Presentation may be considered forward-looking statements. Forward-looking statements generally relate to future events or the SPAC's, the Company's or the combined company's future financial or operating performance and include all statements other than statements of historical fact contained in this Presentation. For example, statements concerning the following include forward-looking statements: projections of net income, adjusted management EBITDA and other financial items, the growth of the Company's business, its customer base and its ability to realize expected results; the growth and expansion of its aircraft inventory; the viability of its growth strategy; trends and developments in the private aviation industry; its visibility into future financial performance; the size and growth of the Company's total addressable market; competitive position; technological and market trends; potential market opportunities; the economy, other future conditions and other matters. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue" or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors which could cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the SPAC and its management, and the Company and its management, as the case may be, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. You should not place undue reliance on forward-looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. None of the SPAC, the Company or the combined company undertakes any duty to update these forward-looking statements whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Risk Factors. You should carefully consider the risks and uncertainties described in the "Risk Factors" contained herein and included in the data room, the "Risk Factors" section of the SPAC's registration statement on Form S-1, the "Risk Factors" section of the SPAC's Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on March 16, 2022, other documents filed by the SPAC from time to time with the SEC and any risk factors made available to you in connection with the SPAC, the Company and the Business Combination.

In connection with the Business Combination, a registration statement on Form S-4 (the "Form S-4") is expected to be filed with the SEC by the SPAC, the Company or the combined company. The Form S-4 will include a preliminary proxy statement that also constitutes a preliminary prospectus. These materials will contain important information about the SPAC, the Company, the combined company and the Business Combination. The Form S-4 and other documents in connection with the Business Combination will be filed after you will have made an investment decision one way or the other regarding a "PIPE" investment in the combined company. Because of this sequencing, when deciding whether to invest in the combined company, you should carefully consider the information made available to you, including this Presentation, through the date of your decision. If you sign a subscription agreement, you will be required to make certain representations relating to the foregoing.

Disclaimer (Cont'd)

When available, the definitive proxy statement/prospectus will be mailed to the SPAC's stockholders as of a record date to be established for voting on the Business Combination. Interested parties will also be able to obtain copies of such documents filed with the SEC, without charge, once available, at the SEC's website at www.sec.gov, or securityholders may direct a request to the SPAC.

No Offer or Solicitation. This Presentation and the information contained herein do not constitute (i) (a) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (b) an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction, or (ii) an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

The SPAC, the Company and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the SPAC's securityholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the SPAC's directors and executive officers in the SPAC's filings with the SEC, including the SPAC's registration statement on Form S-1, which was originally filed with the SEC on October 13, 2020. To the extent that holdings of the SPAC's securities have changed from the amounts reported in the SPAC's registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of the SPAC's securityholders in connection with the Business Combination will be set forth in the proxy statement/prospectus on Form S-4, along with information concerning the interests of the SPAC's and the Company's participants in the solicitation. Such interests may, in some cases, be different from those of the SPAC's and the Company's equity holders generally.

This Presentation was prepared exclusively for the benefit and internal use of the party to whom it is directly addressed and delivered in connection with the evaluation of the Business Combination. Any further distribution or reproduction of this Presentation, in whole or in part, or the divulgence of any of its contents, is unauthorized. By accepting the Presentation, each recipient agrees to maintain the confidentiality of the information contained herein. To the fullest extent permitted by law, in no circumstances will the SPAC, the Company, or any of their respective subsidiaries, shareholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith. The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder.

Financial Information; Non-GAAP Financial Measures. The Company financial information and data for the fiscal years ended December 31, [2020 and 2021] included herein are audited in accordance with United States generally accepted accounting principles ("GAAP").

Some of the financial information and data contained in this Presentation, such as Adj. management EBITDA, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). These non-GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. A reconciliation of adjusted management EBITDA to Net Income is provided at the end of this presentation. A reconciliation of the projected non-GAAP financial measures has not been provided and is unable to be provided without unreasonable effort because certain items excluded from these non-GAAP financial measures such as charges related to stock-based compensation expenses and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time.

The SPAC and Company believe these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Company's financial condition and results of operations. Company's management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. The SPAC and the Company believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Company's financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.

However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Company's non-GAAP measures may not be directly comparable to similarly titled measures of other companies. See the Appendix for definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Disclaimer (Cont'd)

Projections. This Presentation contains certain financial forecast information of Flexjet. Such financial forecast information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Neither the independent auditors of the SPAC nor the independent registered public accounting firm of the Company has audited, reviewed, compiled or performed any procedures with respect to the projections for their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form assurance with respect thereto for the purpose of this Presentation.

Trademarks. The SPAC and the Company own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply a relationship with the SPAC or the Company, or an endorsement or sponsorship by or of the SPAC or the Company. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may appear without the TM, SM, ©or® symbols, but such references are not intended to indicate, in any way, that the SPAC or the Company will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

NEITHER THE SEC NOR ANY STATE OR TERRITORIAL SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Risk Factors

An investment in Horizon is speculative and involves a high degree of risk, including the risk of a total loss of your investment. Certain risks are presented in summary form below related to Horizon's proposed business combination (the "De-SPAC Transaction") with the Company, including risks relating to the Company's business and industry, risks relating to conflicts of interest, risks relating to control of the Company and New PubCo (as defined below), risks relating to the post-De-SPAC Transaction nature of New PubCo and its common stock and risks relating to the De-SPAC Transaction. Such risks should be considered along with, to the extent applicable, the risks described in the SEC filings of Horizon and the other risks resulting from your own examination of information made available to you. The summary of risks below is not exhaustive, and you must make your own analysis of the risks of any investment. The order of the risk factors below is not intended to reflect their relative importance.

The risk factors below use the term "adversely affect" the Company or its industry and similar expressions to refer to factors that may have an adverse effect, including a material adverse effect, (i) on the Company's business, prospects, reputation, results of operations, financial condition, liquidity and cash flows and (ii) therefore on any investment by you in the Company. Similar expressions relating to an investment in the Company similarly refer to factors that may have an adverse effect, including a material adverse effect, on any investment by you in the Company. All such expressions should be understood to be stated below, whether or not in fact so stated.

The post-business combination company is referred to herein as "New PubCo".

Risks Relating to the Company's Business and Industry

- The Company's business is sensitive to declines and disruptions in business and leisure travel, which could adversely affect the Company.
- The Company could be adversely affected by changes in client preferences and their demand for luxury services such as private aviation. These changes could result from volatile economic conditions and recessionary pressures.
- The Company's business depends on its ability to effectively market private aviation in a positive light and as a respected substitute for commercial air travel. The Company could be adversely affected if it is unable to maintain its success in this regard.
- A significant amount of the Company's recent growth resulted from the Covid-19 pandemic and changes in travelers' preferences. There can be no assurance that such preferences will continue. If they do not, the Company could be adversely affected.
- Any failure by the Company to offer high-quality services to its clients may harm its relationships with them and could adversely affect the Company,
- If the Company's efforts to continue to build its strong brand identity and loyalty are not successful, the Company may not be able to attract or retain clients, and it could be adversely affected.
- If the Company is unable to accurately estimate future levels of client demand and align its number and mix of aircraft with this demand, it could be adversely affected.
- If the Company is unable to purchase an adequate supply of competitively priced new or pre-owned aircraft to meet client demand, or if the cost of aircraft increases unduly, it could be adversely affected.
- The Company's plans for future growth include significant expansion in non-U.S. markets. There can be no assurance that the Company will be able to achieve that expansion, and it could involve significant costs and risks.
- The Company's revenues are unpredictable, and its quarterly operating results will fluctuate. This could adversely affect the price and market for an investment in the Company.
- The Company is exposed to operational disruptions from maintenance issues with its aircraft, and it may experience higher than anticipated maintenance costs. These could adversely affect the Company.
- Supply chain disruptions can affect the Company's ability to obtain aircraft parts or other supplies that support its operations. This could adversely affect the Company, including its ability to perform required aircraft maintenance and to refurbish its airplanes.
- The Company faces intense competition in the private aviation industry, which may lead to adverse effects like downward pricing or an inability to increase or maintain prices or increase or maintain its market share.
- Aviation businesses like the Company are adversely affected by factors beyond their control, including natural disasters, adverse weather conditions, the outbreak of disease, increased or changing security and safety measures, changing regulatory and governmental requirements, increases in fuel and labor costs, negative perceptions relating to aviation's environmental impact and new or changing travel-related taxes.
- Aviation businesses like the Company are worldwide. Events occurring outside of the United States that are beyond the Company's control could have an adverse effect on the industry, including the Company.
- The Company could be adversely affected by public health threats that the Company and its clients may face in the future.
- Terrorist activities or warnings have adversely affected the aviation industry and will likely continue to do so.
- The Company's aircraft operations involve a degree of inherent risk, including mechanical failures, spare parts damage, human error, and crashes and collisions, any of which may result in personal injury, loss of life, damage to property and equipment, suspension or reduction of operations, reduced number of flight hours, the grounding of the aircraft involved in the incident or of an entire fleet of the same aircraft type, insufficient spare parts to support operations or damage to its reputation. Any of these factors could adversely the Company.

Risk Factors (Cont'd)

Risks Relating to the Company's Business and Industry (Cont'd)

- The Company could be adversely affected by losses and adverse publicity from accidents involving its aircraft or the aircraft operated by its competitors and other third parties, and the failure to maintain an acceptable safety record may have an adverse effect on its ability to obtain and retain clients.
- The Company is highly dependent on its senior management team and other highly skilled personnel. If it is not successful in attracting and retaining its senior management team and other highly qualified personnel, it will not be able to successfully implement its business strategy.
- The supply of trained pilots in the flight services industry is limited, which may adversely affect the Company. Delays in the hiring and training of a sufficient number of qualified pilots could disrupt the Company's operations and have a materially adverse impact on its business.
- Increases in labor costs, which constitute a substantial portion of the Company's total operating costs, pilot attrition, and any future unionization of the Company's workforce, work stoppages or slowdowns may adversely affect the Company.
- The Company's dependence on a small number of aircraft manufacturers and service centers for the maintenance of its aircraft poses a significant risk to its business and prospects.
- If the Company experiences harm to its reputation (from causes described in this "Risk Factor" section or otherwise), it could be adversely affected.
- The Company may not be able to successfully implement its growth strategies or manage its future growth effectively, which could make it difficult to execute on its business strategy.
- The Company faces risks related to its fractional ownership program and its contractual obligations to clients in the program, including the possibility of significant redemptions of its clients' fractional ownership in aircraft, or any substantial changes in the volume of sales of fractional ownership in aircraft, changes in the fair market values and residual values of aircraft, and the ability of its clients to make on-time monthly payments of management fees, variable flight costs and lease payments.
- The Company's jet card programs and on-demand charter offerings are dependent on third-party operators to provide flights for its clients. If a surge in demand or other occurrences (such as weather, epidemic or pandemic constraints) cause such third-party operators to have inadequate capacity to serve the Company's clients and meet client demand, or if a large number of such operators terminate their relationships with the Company in a short period of time, its costs may increase and it could be adversely affected.
- The Company's business is seasonal, and the disruption of flight activity during peak periods in the United States and Europe could materially adversely affect the Company.
- Cyber security threats continue to increase in frequency and sophistication, and a successful cyber security attack could interrupt or disrupt the Company's information technology systems, or those of its third-party service providers, which could, among other adverse effects, disrupt its business, force the Company to incur costs or cause reputational harm.
- System failures, defects, errors or vulnerabilities in the Company's website, applications, backend systems or other technology systems or those of third-party technology providers could harm its reputation and adversely affected the Company.
- If the Company is unable to adequately protect its intellectual property interests or is found to be infringing on intellectual property interests of others, it may incur significant expense, and it may be adversely affected.
- Because the Company's software could be used to collect and store personal information, privacy concerns in the territories in which the Company operates could result in additional costs and liabilities to the Company or inhibit sales of its software.
- Periods of significant disruption in the supply of aircraft fuel could have a significant negative impact on the Company's ability to fulfill client demand, which could have an adverse effect.
- The Company's culture and quality of its employees have contributed to its success. If the Company cannot maintain this culture as it grows or enters the public markets, its business could be adversely affected.
- Cost-effective financing or access to the capital markets may be limited. Since operating a fleet of aircraft is capital-intensive, that could adversely affect the Company.
- The Company's ability to meet its obligations under its aircraft financing arrangements and other contractual obligations could be impaired if the Company's finances are negatively affected by unforeseen events. Defaults and reduced access to financing could adversely affect the Company.
- The Company is subject to risks associated with climate change, including the potential increased impacts of severe weather events on its operations and infrastructure and any adverse regulation and negative perceptions of the private aviation industry relating to carbon emissions. The Company's efforts to reduce the environmental impact of its operations and market its sustainable operations, including through the use of sustainable fuels and carbon emissions offsets, may not be successful or achieve their goals.
- Operators of aircraft are subject to extensive regulatory and legal compliance requirements. Governmental laws and regulations and the costs of complying with them, or any liability or obligation imposed under them, could adversely affect the Company.

Risk Factors (Cont'd)

Risks Relating to the Company's Business and Industry (Cont'd)

- The issuance of operating restrictions applicable to any fleet types that the Company operates could have an adverse effect on the Company.
- The Company may become involved in litigation, investigations and other proceedings that could adversely affect the Company.

Risks Relating to Conflicts of Interest

- Horizon's stockholders and other related parties have actual or potential conflicts of interest as a result of certain relationships and transactions with the Company and Horizon. Such conflicts may adversely affect the Company and include those described below.
- With respect to Eldridge and its affiliates, including Horizon II Sponsor, LLC (Horizon's sponsor) and officers and directors of Horizon (collectively, "Eldridge Persons"):
  - Eldridge Persons own approximately 29.5% of Horizon's Class A ordinary shares and 100.0% of Horizon's Class B ordinary shares, representing, in combined classes, approximately 43.6% of Horizon's total ordinary shares. Accordingly, a significant amount of voting power to approve the De-SPAC Transaction is held by Eldridge Persons. The foregoing percentages do not take into account warrants to purchase 11,433,334 of Class A ordinary shares of Horizon or $1.5 million in notes held by Eldridge Persons that may be converted into warrants to purchase 1,000,000 Class A ordinary shares of Horizon. Todd L. Boehly, who is the Chairman and Chief Executive Officer of Eldridge, is also the Chief Executive Officer, the Chief Financial Officer and a director of Horizon. As a result of the foregoing and the sponsor structure of Horizon, Eldridge Persons may be deemed to control Horizon. Eldridge Persons own all the shares of Series D-1 preferred stock of the Company (pre-De-SPAC Transaction), which are convertible into an approximately 38.1% equity ownership stake in the Company (approximately 35.1% on a fully diluted basis after accounting for employee options). Eldridge Persons have the right to appoint three of the six directors of the Company (pre-De-SPAC Transaction). The three persons so appointed are Mr. Boehly, Tony Minella, who is the President of Eldridge, and Nick Sandler, who is the President of Stonebriar Finance Holdings, LLC ("Stonebriar"), which is an Eldridge Person. As a result of the foregoing and the governance structure of the Company, Eldridge Persons may be deemed to have significant influence over the Company.
  - After giving effect to the closing of the De-SPAC Transaction, Eldridge Persons are expected to own approximately 34% of New Pub Co's shares of common stock (without giving effect to any dilution from warrants or out of the money employee options) and assuming, purely for purposes of illustration, no Horizon shareholder redemptions and no PIPE investment. Eldridge Persons' ownership and voting power would be reduced by any third-party PIPE investment and increased by any Horizon shareholder redemptions and any funding of the Horizon's sponsor backstop. Such ownership would increase to up to 42%, assuming maximum redemptions, no third-party PIPE investment and full funding of the Horizon's sponsor backstop. See the risk factor below relating to control of the Company following the De-SPAC Transaction. The foregoing percentage does not take into account any warrants to be owned by Eldridge Persons after giving effect to the De-SPAC Transaction. Such warrants, assuming full conversion of the convertible notes referred to above, would be exercisable for approximately 32 million shares of the Company's common stock.
- With respect to management of the Company:
  - Members of management of the Company and their affiliated entities, not including Eldridge Persons (collectively, "Management Persons"), own common equity, employee options and the majority of the Series D-2 preferred units, which represent an approximately 30% equity ownership stake in the Company (pre-De-SPAC Transaction) (approximately 31% on a fully diluted basis after accounting for employee options). Of such percentages, approximately 24% on a fully diluted basis after accounting for employee options is held by an entity controlled by Kenneth Ricci, the Chief Executive Officer of the Company. Management Persons have the right to appoint three of the six directors of the Company (pre-De-SPAC Transaction). The three persons so appointed are Kenneth Ricci, Michael Rossi and Steven Rosen. As a result of the foregoing and the governance structure of the Company, Management Persons may be deemed to control the Company (pre-De-SPAC Transaction).
  - European aviation regulations include citizenship requirements for an operator that holds an air operator's certificate or the equivalent (an "AOC"). If the Company is unable to comply with such requirements, it will be adversely affected, including in its planned expansion of European operations. The Company's subsidiaries that hold AOCs in Europe are owned through an Irish company, Volare Acquisitions, Limited (Volare"). To comply with such citizenship requirements, 51% of the share capital of Volare is owned indirectly by Kenneth Ricci (who holds dual European and U.S. citizenship), and 49% is owned indirectly by the Company. The Company could be adversely affected if Mr. Ricci or a suitable replacement who is a European citizen no longer owns a majority of Volare's share capital, or if satisfactory other arrangements to comply with European regulations are not implemented.
  - After giving effect to the closing of the De-SPAC Transaction, Management Persons are expected to own approximately 25% of New PubCo's shares of common stock (without giving effect to any dilution from warrants or out of the money employee options) and assuming, purely for purposes of illustration, no Horizon shareholder redemptions and no PIPE investment. Such ownership would increase to up to 27% assuming maximum redemptions, no third-party PIPE investment and full funding of the Horizon's sponsor backstop. Management Persons' ownership and voting power would be reduced by a third-party PIPE investment.

Risk Factors (Cont'd)

Risks Relating to Conflicts of Interest (Cont'd)

- There are significant business relationships between Eldridge Persons and the Company or Management Persons, including the following:
  - Eldridge Persons have been significant providers of debt financing to the Company in the past, including secured financing of aircraft. The principal amount of such financing outstanding as of September 30, 2022 is approximately $640 million. Eldridge Persons in their capacities as such providers have the right to act in their own best interests and not in the best interests of New PubCo.
  - Eldridge Persons are significant commercial clients of the Company.
  - Mr. Ricci is a member of the board of managers of Stonebriar, which is an Eldridge Person.

Risks Relating to Control of the Company and New PubCo

- Management Persons and Eldridge Persons (the "Specified Owners") will control New PubCo following the De-SPAC Transaction, and their interests may conflict with New PubCo's or yours in the future. They will be able to determine the composition of New PubCo's board of directors and actions requiring stockholder approval, including a sale of New PubCo (including in an unsolicited transaction, which they will be able to block). In particular:Immediately following the closing of the De-SPAC Transaction, the Specified Owners will control between approximately 59% (no redemptions) and 70% (maximum redemptions) of the voting power of the voting power of New PubCo's common stock based on the assumptions set forth above. This means that, based on its percentage voting power controlled after the De-SPAC Transaction, Specified Owners will control the vote of all matters submitted to a vote of New PubCo's stockholders. This control will enable them to control the election of the members of the New PubCo board of directors and all other corporate decisions.
  - Immediately following the closing of the De-SPAC Transaction, the Specified Owners will control between approximately 59% (no redemptions) and 70% (maximum redemptions) of the voting power of the voting power of New PubCo's common stock based on the assumptions set forth above. This means that, based on its percentage voting power controlled after the De-SPAC Transaction, Specified Owners will control the vote of all matters submitted to a vote of New PubCo's stockholders. This control will enable them to control the election of the members of the New PubCo board of directors and all other corporate decisions.
  - At the closing of the De-SPAC Transaction, Specified Owners will enter into a Stockholders' Agreement that will provide them with the right to nominate all seven of the members of the Company's board of directors, four of which will qualify as "independent" directors. Four directors may be nominated by Management Persons and three by Eldridge Persons. The directors so nominated will therefore be all the members of the board of directors, assuming that the nominees are elected by the Company's stockholders (of which the Specified Owners will then have a requisite majority for such election). Thereafter, the number of directors Specified Owners are entitled to nominate will be based on their respective defined beneficial ownership percentages of the common stock, as follows:
    - Management Persons: Beneficial ownership of at least 17.5%—four nominees; at least 12.5% but less than 17.5%—three nominees; and at least 7.5% but less than 12.5%—two nominees; and at least 5.0%—one nominee.
    - Eldridge Persons: Beneficial ownership of at least 12.5%—three nominees; and at least 7.5% but less than 12.5%—two nominees; and at least 5.0%—one nominee.
- Even if Specified Owners cease to control a majority of the total voting power, for so long as they continue to own a significant percentage of New PubCo's common stock, they will still be able to significantly influence the composition of New PubCo's board of directors and actions requiring stockholder approval, including a sale of New PubCo (including in an unsolicited transaction), a change of control of New PubCo and the composition of the board of directors.
- Concentration of ownership and control in the Specified Persons could deprive you of an opportunity to realize certain amounts with respect to your investment in New PubCo and could affect the market price of New PubCo's common stock.

Risks Relating to the Post De-SPAC Transaction Nature of New PubCo and its Common Stock

- The benefits of the proposed De-SPAC Transaction may not be realized to the extent wished for by Horizon and the Company, or at all. The ability to recognize any such benefits may be affected by, among other things, the ability of the Company to grow and manage growth profitably, maintain relationships with clients and suppliers and retain its management and key employees.
- New PubCo will incur increased costs as a result of operating as a public company, and its management will be required to devote substantial time to compliance with public company responsibilities and corporate governance practices.
- Even if the Specified Owners cease to own a majority of New PubCo's common stock, anti-takeover provisions in New PubCo's charter documents and under Delaware law could make an acquisition of the Company difficult, limit attempts by its stockholders to replace or remove current management and adversely affect the market price of its common stock.
- The price of New PubCo's common stock may be volatile and may decline. Unlike Horizon, New PubCo will have no trust account to provide downside protection to its investors.
- New PubCo does not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of your investment and on your ability to sell it.

Risk Factor (Cont'd)

Risks Relating to the Post De-SPAC Transaction Nature of New PubCo and its Common Stock (Cont'd)

- No public market for New PubCo's common stock currently exists, and an active public trading market may not develop or be sustained. For that reason, and because of the large ownership position of the Specified Owners, an investment in New PubCo, although New PubCo will be a public company, may be illiquid.
- If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about New PubCo, that could adversely affect the market price and trading volume of its common stock.
- Future sales of New PubCo's common stock in the public market, including by Specified Owners, could cause the market price of the common stock to decline.
- The issuance of additional capital stock by New PubCo in connection with financings, acquisitions, investments, New PubCo's equity incentive plans or otherwise will dilute all other stockholders. Further dilution will result from the exercise of warrants owned by Specified Persons.
- The Company's organizational documents will include provisions limiting voting by non-U.S. citizens. They will reflect restrictions imposed by federal law requiring that no more than 25% of the Company's common stock be voted, directly or indirectly, by persons who are not U.S. citizens. These provisions could adversely affect the liquidity and therefore the price of the common stock.

Risks Relating to the De-SPAC Transaction

- The consummation of the De-SPAC Transaction is subject to a number of conditions. If they are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms, and the De-SPAC Transaction may not be completed.
- The timing of the closing of the De-SPAC Transaction is subject to the timing of receipt of all necessary approvals, which may cause a delay in the closing or may even prevent it. Investors that commit to an investment will be subject to any such delay, as well as to possible adverse changes in the Company between the date of commitment and the date of closing.
- The listing of New PubCo's common stock on the NYSE may not be achieved or maintained.

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